CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 33-59056, No. 333-06063, and No. 333-05177) of our
report dated July 19, 1996 with respect to the consolidated financial statements of Star Multi Care Services, Inc. included in the Annual Report (Form 10-KSB) for the year ended May 31, 1996.



/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
August 27, 1996